EXHIBIT 5.1

[Letterhead of Gibson, Dunn & Crutcher LLP]

January 4, 2001

(310) 552-8500                                                      C23155-00001

EarthShell Corporation
800 Miramonte Drive
Santa Barbara, California  93109

        Re: Registration Statement on Form S-3 of EarthShell Corporation (File No. 333-52256)

Ladies and Gentlemen:

        We refer to the registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), filed by EarthShell Corporation, a Delaware corporation (the “Corporation”), File No. 333-52256, with respect to the sale by the Corporation of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), in varying amounts and on terms to be determined at the time of sale. The aggregate number of shares (the “Shares”) of Common Stock that may be sold by the Corporation as described in the Registration Statement will not exceed 15,000,000.

        For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion. In connection with our examination of such documents, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

        We have also assumed the following:

        (a) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded;

        (b) a prospectus supplement (a "Prospectus Supplement") will have been prepared and filed with the Securities and Exchange Commission describing the Common Stock offered thereby;

        (c) all Shares issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity or enforceability of such Shares; and

        (d) the Board of Directors of the Corporation will have duly authorized the Corporation to register, offer, sell, and issue the Securities in conformity with the Corporation’s Certificate of Incorporation, as amended, and the Corporation’s bylaws, as amended, through such time, and such authorization will remain in effect and unchanged at all times during which the Shares are offered and will not have been modified or rescinded.

        Based on our examination described above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that when the Corporation receives consideration per share for the Shares in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of the Corporation, the Shares will have been duly authorized by all necessary corporate action on the part of the Corporation, and, when issued and sold as contemplated in the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

        This opinion is limited to the present corporate laws of the State of Delaware, the present laws of the State of California and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion as to matters involving the laws of any jurisdiction other than the States of California and Delaware and the United States. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we considered necessary to render our opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

GIBSON, DUNN & CRUTCHER LLP

RKM/CMN